VANGUARD FUNDS
MULTIPLE CLASS PLAN

I.		INTRODUCTION

This Multiple Class Plan (the “Plan”) describes seven separate classes of shares that may be offered by investment company members of The Vanguard Group
(collectively the “Funds,” individually a “Fund”). The Plan explains the separate arrangements for each class, how expenses are allocated to each class, and the conversion features of each class. Each Fund may offer any one or more of the specified classes.

The Plan has been approved by the Board of Directors of The Vanguard Group
(“Vanguard”). In addition, the Plan has been adopted by a majority of the Board of
Trustees of each Fund, including a majority of the Trustees who are not interested persons of each Fund. The classes of shares offered by each Fund are designated in
Schedule A hereto, as such Schedule may be amended from time to time.

II.		SHARE CLASSES

A Fund may offer any one or more of the following share classes:

Investor Shares
Admiral Shares
Institutional Shares
Institutional Plus Shares
Institutional Select Shares
ETF Shares
Transition Shares

III.		DISTRIBUTION, AVAILABILITY AND ELIGIBILITY

Distribution arrangements for all classes are described below. Distribution arrangements vary by Vanguard business line depending on the eligibility of the client segments to whom they market. Vanguard retains sole discretion in determining share class availability, and whether Fund shares shall be offered either directly or through certain financial intermediaries, or on certain financial intermediary platforms. Eligibility requirements for purchasing shares of each class will differ, as follows:

	A.	Investor Shares

Investor Shares generally will be available to investors who are not permitted to purchase other classes of shares, subject to the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for

85097, v0.62 1

Investor Shares will be substantially lower than the amount required for any other class of shares. Investor Shares are typically distributed by all Vanguard business lines.

B.	Admiral Shares

Admiral Shares generally will be available to individual, institutional, and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. These eligibility requirements may include, but are not limited to the following factors: (i) the total amount invested the Fund; or (ii) any other factors deemed appropriate by a
Fund’s Board of Trustees. Admiral Shares are typically distributed by all
Vanguard business lines.

C.	Institutional Shares

Institutional Shares generally will be available to institutional and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount per account for Institutional Shares will be substantially higher than the amounts required for Investor Shares or Admiral
Shares. Institutional Shares are typically distributed by Vanguard’s financial advisory services and institutional business lines.

D.	Institutional Plus Shares

Institutional Plus Shares generally will be available to institutional and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Institutional Plus Shares will be substantially higher than the amount required for Institutional Shares. Institutional Plus Shares are typically distributed by Vanguard’s financial advisory services and institutional business lines.

E.	Institutional Select Shares

Institutional Select Shares generally will be available to institutional investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Institutional Select Shares will be the highest among all Vanguard share classes. Institutional Select Shares are typically distributed by Vanguard’s institutional business line.

85097, v0.62 2

	F.	ETF Shares

A Fund will sell ETF Shares to investors that are (or who purchase through) Authorized Participants, and who pay for their ETF shares by depositing a prescribed basket of securities rather than paying cash. An Authorized
Participant is an institution, usually a broker-dealer, that is a participant in the
Depository Trust Company (DTC) and that has executed a Participant Agreement with the Fund’s distributor. Additional eligibility requirements may be specified in Schedule B hereto, as such Schedule may be amended from time to time.
Investors who are not Authorized Participants may buy and sell ETF shares through various exchanges and market centers. ETF Shares are typically distributed by all Vanguard business lines.

	G.	Transition Shares

Transition Shares generally will be available solely to Vanguard funds-of-
funds that meet the eligibility requirements specified in Schedule B hereto, as such
Schedule may be amended from time to time. Transition Shares are only internally distributed.

IV.	SERVICE ARRANGEMENTS

All share classes will receive a range of services provided by Vanguard on a per account basis. These “account-based” services may include transaction processing and shareholder recordkeeping, as well as the mailing of updated prospectuses, shareholder reports, tax statements, confirmation statements, quarterly portfolio summaries, and other items. It is expected that the aggregate amount of account-based services provided to
Investor Shares will materially exceed the amount of such services provided to any other class, due to the existence of many more accounts holding Investor Shares. In addition to this difference in the volume of services provided, arrangements will differ among the classes as follows:

	A.	Investor Shares

Investor Shares generally will receive the most basic level of service from
Vanguard. Investor Shares generally will be serviced through a pool of Vanguard client service representatives.

	B.	Admiral Shares

Admiral Shares will receive a different level of service from Vanguard as compared to Investor Shares. Special client service representatives may be assigned to service Admiral Shares, and holders of such shares may from time to time receive special mailings and unique additional services.

85097, v0.62 3

C.	Institutional Shares

Institutional Shares will receive from Vanguard a level of service that differs from the service provided to the holders of shares of other classes. Such services may include special client service representatives who will be assigned to service Institutional Shares. Most holders of Institutional Shares periodically will receive special investment updates from Vanguard’s investment staff. Holders of
Institutional Shares also may receive unique additional services from Vanguard, and generally will be permitted to transact with Vanguard through the National
Securities Clearing Corporation’s FundSERV system and other special servicing platforms for institutional investors.

D.	Institutional Plus Shares

Institutional Plus Shares generally will receive a very high level of service from Vanguard as compared to any other share classes. Special client service representatives will be assigned to service Institutional Plus Shares, and most holders of such shares periodically, but more than the holders of all other shares, will receive special updates from Vanguard’s investment staff. Holders of
Institutional Plus Shares may receive unique additional services from Vanguard, and generally will be permitted to transact with Vanguard through the National
Securities Clearing Corporation’s FundSERV system and other special servicing platforms for institutional investors.

E.	Institutional Select Shares

Institutional Select Shares generally will receive a customized level of service. Holders of Institutional Select Shares may receive unique additional services from Vanguard, and generally will be permitted to transact with
Vanguard through the National Securities Clearing Corporation’s FundSERV
system and other special servicing platforms for institutional investors.

F.	ETF Shares

A Fund is expected to maintain only one shareholder of record for ETF
Shares¾DTC or its nominee. Special client service representatives will be assigned to the DTC account, and all transactions on this account will be handled electronically. Due to the nature and purpose of the DTC account, ETF Shares will not receive any special updates from Vanguard’s investment staff.

G.	Transition Shares

The only investors eligible to own Transition Shares are Vanguard funds-
of-funds, and it is expected that such funds, because of the nature of Transition
Shares, will own the shares only for the brief periods necessary to complete the relevant portfolio transitions. The level of service provided will be commensurate

85097, v0.62 4

with the needs of a fund-of-funds transitioning from one underlying fund to another.

V.	CONVERSION FEATURES

	A.	Self-Directed Conversions

1. Conversion into Investor Shares, Admiral Shares,
Institutional Shares Institutional Plus Shares, and Institutional Select
Shares. Shareholders may conduct self-directed conversions from one share class into another share class of the same fund for which they are eligible. Self-directed conversions may be initiated by the shareholder;
however, depending upon the particular share class and the complexity of the shareholder’s accounts, such conversions may require the assistance of a Vanguard representative. Shareholders may convert from one share class into another share class provided that following the conversion the shareholder: (i) meets the then applicable eligibility requirements for the share class into which they are converting; and (ii) receives services consistent with such new share class. Any such conversion will occur at the respective net asset values of the share classes next calculated after
Vanguard’s receipt of the shareholder’s request in good order.

2. Conversion into ETF Shares. Except as otherwise provided, a shareholder may convert Investor Shares, Admiral Shares, or
Institutional Shares into ETF Shares of the same fund (if available), provided that: (i) the share class out of which the shareholder is converting and the ETF Shares declare and distribute dividends on the same schedule;
(ii) the shares to be converted are not held through an employee benefit plan; and (iii) following the conversion, the shareholder will hold ETF
Shares through a brokerage account. Any such conversion will occur at the respective net asset values of the share classes next calculated after
Vanguard’s receipt of the shareholder’s request in good order. Vanguard or the Fund may charge an administrative fee to process conversion transactions.

	B.	Automatic Conversions

1. Automatic conversion into Admiral Shares. Vanguard may
automatically convert Investor Shares into Admiral Shares of the same fund (if available), provided that following the conversion the shareholder:
(i) meets the eligibility requirements for Admiral Shares; and (ii) receives services consistent with Admiral Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after
Vanguard’s conversion without the imposition of any charge. Such automatic conversions may occur on a periodic, or one-time basis.
Automatic conversions may occur at different times due to the differing mechanisms through which an account is funded or meets the required

85097, v0.62 5

investment minimum. Automatic conversions do not apply to certain types of accounts (e.g., accounts held through certain intermediaries, or other accounts as may be excluded by Vanguard management).

2. Automatic conversion into Institutional Shares, Institutional
Plus Shares, or Institutional Select Shares. Vanguard may conduct automatic conversions of any share class into either Institutional Shares,
Institutional Plus Shares, or Institutional Select Shares in accordance with then-current eligibility requirements.

	C.	Involuntary Conversions and Cash Outs

1. Cash Outs. If a shareholder in any class of shares no longer meets the eligibility requirements for such shares, the Fund may cash out the shareholder’s remaining account balance. Any such cash out will be preceded by written notice to the shareholder and will be subject to the
Fund’s normal redemption fees, if any.

2. Conversion of Admiral Shares, Institutional Shares, and
Institutional Plus Shares. If a shareholder no longer meets the eligibility requirements for the share class currently held, the Fund may convert the shareholder’s holdings into the share class for which such shareholder is eligible. Any such conversion will be preceded by written notice to the shareholder, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

3. Conversions of Transition Shares. When a Fund that issues
Transition Shares has completed the relevant portfolio transition, the Fund will convert the Transition Shares to another share class of the same Fund as appropriate, based on the eligibility requirements of such class as specified in
Schedule B hereto, as such Schedule may be amended from time to time.

VI.	EXPENSE ALLOCATION AMONG CLASSES

	A.	Background

Vanguard is a jointly-owned subsidiary of the Funds. Vanguard provides the Funds, on an at-cost basis, virtually all of their corporate management, administrative and distribution services. Vanguard also may provide investment advisory services on an at-cost basis to the Funds. Vanguard was established and operates pursuant to a Funds’ Service Agreement between itself and the Funds
(the “Agreement”), and pursuant to certain exemptive orders granted by the U.S.
Securities and Exchange Commission (“Exemptive Orders”). Vanguard’s direct and indirect expenses of providing corporate management, administrative and

85097, v0.62 6

distribution services to the Funds are allocated among such funds in accordance with methods specified in the Agreement.[1]

B.	Class Specific Expenses

1. Expenses for Account-Based Services. Expenses associated
with Vanguard’s provision of account-based services to the Funds will be allocated among the share classes of each Fund on the basis of the amount incurred by each such class as follows:

(a) Account maintenance expenses. Expenses
associated with the maintenance of investor accounts will be proportionately allocated among each Fund’s share classes based upon a monthly determination of the costs to service each class of shares. Factors considered in this determination are (i) the percentage of total shareholder accounts represented by each class;
(ii) the percentage of total account transactions performed by
Vanguard for each class; and (iii) the percentage of new accounts opened for each class.

(b) Expenses of special servicing arrangements.
Expenses relating to any special servicing arrangements for a specific class will be proportionally allocated among each eligible
Fund’s share classes primarily based on their percentage of total shareholder accounts receiving the special servicing arrangements.

(c) Literature production and mailing expenses.
Expenses associated with shareholder reports, proxy materials and other literature will be allocated among each Fund’s share classes based upon the number of such items produced and mailed for
each class.

2. Other Class Specific Expenses. Expenses for the primary
benefit of a particular share class will be allocated to that share class.
Such expenses would include any legal fees attributable to a particular class.

C.	Fund-Wide Expenses

1. Marketing and Distribution Expenses. Each share class will bear marketing and distribution expenses proportionate to the marketing and distribution expenses of the business lines that distribute that share class. Retail and institutional businesses expenses will be allocated based

1 In accordance with the Agreement and Board approved methodologies, the expenses that would otherwise have been allocated to each Vanguard Fund of Funds are reallocated to the approve share class of the underlying funds in the Fund of Funds’ portfolio on a pro rata basis based on that Fund of Funds relative net assets invested in the underlying fund’s share class.

85097, v0.62 7

on the percentage of client accounts in each share class serviced by the respective business. Financial advisory service expenses will be apportioned based on the percentage of assets in each share class.

Expenses associated with each share class will be allocated only among the Funds that have such share class according to the “Vanguard Modified
Formula,” with each share class or each Fund treated as if it were a separate Fund. The Vanguard Modified Formula is set forth in the
Agreement and in certain of the SEC Exemptive Orders. This allocation has been deemed an appropriate allocation methodology by each Fund’s
Board of Trustees under paragraph (c)(1)(v) of Rule 18f-3 under the
Investment Company Act of 1940.

2. Asset Management Expenses. Expenses associated with
management of a Fund’s assets (including all advisory, tax preparation and custody fees) will be allocated among the Fund’s share classes on the basis of their relative net assets.

3. Other Fund Expenses. Any other Fund expenses not
described above will be allocated among the share classes on the basis of their relative net assets.

VII.	ALLOCATION OF INCOME, GAINS AND LOSSES

Income, gains and losses will be allocated among each Fund’s share classes on the basis of their relative net assets. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary.
Dividends and distributions paid to each class of shares will be calculated in the same manner, on the same day and at the same time.

VIII. VOTING AND OTHER RIGHTS

Each share class will have: (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangements; and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (iii) in all other respects the same rights, obligations and privileges as each other, except as described in the Plan.

IX.	AMENDMENTS

All material amendments to the Plan must be approved by a majority of the Board of
Trustees of each Fund, including a majority of the Trustees who are not interested persons of the Fund. In addition, any material amendment to the Plan must be approved by the Board of Directors of Vanguard.

85097, v0.62 8

Original Board Approval: July 21, 2000
Last Approved by Board: December 18, 2015

85097, v0.62 9

SCHEDULE A to

VANGUARD FUNDS MULTIPLE CLASS PLAN

Note: Transition Shares, when offered by a Fund, are available for a limited period of time and are then converted into another share class. For this reason, Transition Shares are not shown on Schedule A.

Vanguard Fund		Share Classes Authorized

Vanguard Admiral Funds
·	Treasury Money Market Fund	Investor
·	S&P 500 Value Index Fund	Institutional, ETF
·	S&P 500 Growth Index Fund	Institutional, ETF
·	S&P MidCap 400 Index Fund	Institutional, ETF
·	S&P MidCap 400 Value Index Fund	Institutional, ETF
·	S&P MidCap 400 Growth Index Fund	Institutional, ETF
·	S&P SmallCap 600 Index Fund	Institutional, ETF
·	S&P SmallCap 600 Value Index Fund	Institutional, ETF
·	S&P SmallCap 600 Growth Index Fund	Institutional, ETF

Vanguard Bond Index Funds
·	Short-Term Bond Index Fund	Investor, Admiral, Institutional,
Institutional Plus, ETF
·	Intermediate-Term Bond Index Fund	Investor, Admiral, Institutional, Institutional
Plus, ETF
·	Long-Term Bond Index Fund	Investor, Institutional, Institutional Plus,
ETF
·	Total Bond Market Index Fund	Investor, Admiral, Institutional, Institutional
Plus, Institutional Select, ETF
·	Total Bond Market II Index Fund	Investor, Institutional
·	Inflation-Protected Securities Fund	Investor, Admiral, Institutional

Vanguard California Tax-Free Funds
·	Municipal Money Market Fund	Investor
·	Intermediate-Term Tax-Exempt Fund	Investor, Admiral
·	Long-Term Tax-Exempt Fund	Investor, Admiral

Vanguard Charlotte Funds
·	Total International Bond Index Fund	Investor, Admiral, Institutional,
Institutional Select, ETF

85097, v0.62 1

Vanguard Fund		Share Classes Authorized

Vanguard Chester Funds
·	PRIMECAP Fund	Investor, Admiral
·	Target Retirement Income Fund	Investor
·	Target Retirement 2010 Fund	Investor
·	Target Retirement 2015 Fund	Investor
·	Target Retirement 2020 Fund	Investor
·	Target Retirement 2025 Fund	Investor
·	Target Retirement 2030 Fund	Investor
·	Target Retirement 2035 Fund	Investor
·	Target Retirement 2040 Fund	Investor
·	Target Retirement 2045 Fund	Investor
·	Target Retirement 2050 Fund	Investor
·	Target Retirement 2055 Fund	Investor
·	Target Retirement 2060 Fund	Investor
·	Target Retirement 2065 Fund	Investor
·	Institutional Target Retirement Income Fund	Institutional
·	Institutional Target Retirement 2010 Fund	Institutional
·	Institutional Target Retirement 2015 Fund	Institutional
·	Institutional Target Retirement 2020 Fund	Institutional
·	Institutional Target Retirement 2025 Fund	Institutional
·	Institutional Target Retirement 2030 Fund	Institutional
·	Institutional Target Retirement 2035 Fund	Institutional
·	Institutional Target Retirement 2040 Fund	Institutional
·	Institutional Target Retirement 2045 Fund	Institutional
·	Institutional Target Retirement 2050 Fund	Institutional
·	Institutional Target Retirement 2055 Fund	Institutional
·	Institutional Target Retirement 2060 Fund	Institutional
·	Institutional Target Retirement 2065 Fund	Institutional

Vanguard Convertible Securities Fund		Investor

Vanguard Explorer Fund		Investor, Admiral

Vanguard Fenway Funds
·	Equity Income Fund	Investor, Admiral
·	Growth Equity Fund	Investor
·	PRIMECAP Core Fund	Investor

Vanguard Fixed Income Securities Funds
·	Ultra-Short-Term Bond Fund	Investor, Admiral
·	Short-Term Treasury Fund	Investor, Admiral
·	Short-Term Federal Fund	Investor, Admiral
·	Short-Term Investment-Grade Fund	Investor, Admiral, Institutional
·	Intermediate-Term Treasury Fund	Investor, Admiral
·	Intermediate-Term Investment-Grade Fund	Investor, Admiral
·	GNMA Fund	Investor, Admiral
·	Long-Term Treasury Fund	Investor, Admiral

85097, v0.62 2

Vanguard Fund		Share Classes Authorized

·	Long-Term Investment-Grade Fund	Investor, Admiral
·	High-Yield Corporate Fund	Investor, Admiral

Vanguard Horizon Funds
·	Capital Opportunity Fund	Investor, Admiral
·	Global Equity Fund	Investor
·	Strategic Equity Fund	Investor
·	Strategic Small-Cap Equity Fund	Investor

Vanguard Index Funds
·	500 Index Fund	Investor, Admiral, Institutional Select, ETF
·	Extended Market Index Fund	Investor, Admiral, Institutional,
Institutional Plus, Institutional Select, ETF
·	Growth Index Fund	Investor, Admiral, Institutional, ETF
·	Large-Cap Index Fund	Investor, Admiral, Institutional, ETF
·	Mid-Cap Growth Index Fund	Investor, Admiral, ETF
·	Mid-Cap Index Fund	Investor, Admiral, Institutional,
Institutional Plus, ETF
·	Mid-Cap Value Index Fund	Investor, Admiral, ETF
·	Small-Cap Growth Index Fund	Investor, Admiral, Institutional, ETF
·	Small-Cap Index Fund	Investor, Admiral, Institutional,
Institutional Plus, ETF
·	Small-Cap Value Index Fund	Investor, Admiral, Institutional, ETF
·	Total Stock Market Index Fund	Investor, Admiral, Institutional, Institutional
Plus, Institutional Select, ETF
·	Value Index Fund	Investor, Admiral, Institutional, ETF

Vanguard International Equity Index Funds
·	Emerging Markets Stock Index Fund	Investor, Admiral, Institutional,
Institutional Plus
	FTSE Emerging Markets ETF	ETF
·	European Stock Index Fund	Investor, Admiral, Institutional,
Institutional Plus
	FTSE Europe ETF	ETF
·	FTSE All-World ex US Index Fund	Investor, Admiral, Institutional, Institutional
Plus, ETF
·	Pacific Stock Index Fund	Investor, Admiral, Institutional,
Institutional Plus
	FTSE Pacific ETF	ETF
·	Total World Stock Index Fund	Investor, Institutional, ETF
·	FTSE All World ex-US Small-Cap Index Fund	Investor, Institutional, ETF
·	Global ex-U.S. Real Estate Index Fund	Investor, Admiral, Institutional, ETF

85097, v0.62 3

Vanguard Fund		Share Classes Authorized

Vanguard Malvern Funds
·	Capital Value Fund	Investor
·	Short-Term Inflation-Protected Securities
	Index Fund	Investor, Admiral, Institutional, ETF
·	U.S. Value Fund	Investor
·	Institutional Short-Term Bond Fund	Institutional Plus
·	Institutional Intermediate-Term Bond Fund	Institutional Plus
·	Core Bond Fund	Investor, Admiral
·	Emerging Markets Bond Fund	Investor, Admiral

Vanguard Massachusetts Tax-Exempt Funds
·	Massachusetts Tax-Exempt Fund	Investor

Vanguard Money Market Funds
·	Prime Money Market Fund	Investor, Admiral
·	Federal Money Market Fund	Investor

Vanguard Morgan Growth Fund		Investor, Admiral

Vanguard Montgomery Funds
·	Market Neutral Fund	Investor, Institutional

Vanguard Municipal Bond Funds
·	Municipal Money Market Fund	Investor
·	Short-Term Tax-Exempt Fund	Investor, Admiral
·	Limited-Term Tax-Exempt Fund	Investor, Admiral
·	Intermediate-Term Tax-Exempt Fund	Investor, Admiral
·	Long-Term Tax-Exempt Fund	Investor, Admiral
·	High-Yield Tax-Exempt Fund	Investor, Admiral
·	Tax-Exempt Bond Index Fund	Investor, Admiral, ETF

Vanguard New Jersey Tax-Free Funds
·	Municipal Money Market Fund	Investor
·	Long-Term Tax-Exempt Fund	Investor, Admiral

Vanguard New York Tax-Free Funds
·	Municipal Money Market Fund	Investor
·	Long-Term Tax-Exempt Fund	Investor, Admiral

Vanguard Ohio Tax-Free Funds
·	Long-Term Tax-Exempt Fund	Investor

Vanguard Pennsylvania Tax-Free Funds
·	Municipal Money Market Fund	Investor
·	Long-Term Tax-Exempt Fund	Investor, Admiral

85097, v0.62 4

Vanguard Fund		Share Classes Authorized

Vanguard Quantitative Funds
·	Growth and Income Fund	Investor, Admiral

Vanguard Scottsdale Funds
·	Short-Term Government Bond Index Fund	Institutional, Admiral, ETF
·	Intermediate-Term Government Bond Index Fund	Institutional, Admiral, ETF
·	Long-Term Government Bond Index Fund	Institutional, Admiral, ETF
·	Short-Term Corporate Bond Index Fund	Institutional, Admiral, ETF
·	Intermediate-Term Corporate Bond Index Fund	Institutional, Admiral, ETF
·	Long-Term Corporate Bond Index Fund	Institutional, Admiral, ETF
·	Mortgage-Backed Securities Index Fund	Institutional, Admiral, ETF
·	Explorer Value Fund	Investor
·	Russell 1000 Index Fund	Institutional, ETF
·	Russell 1000 Value Index Fund	Institutional, ETF
·	Russell 1000 Growth Index Fund	Institutional, ETF
·	Russell 2000 Index Fund	Institutional, ETF
·	Russell 2000 Value Index Fund	Institutional, ETF
·	Russell 2000 Growth Index Fund	Institutional, ETF
·	Russell 3000 Index Fund	Institutional, ETF

Vanguard Specialized Funds
·	Energy Fund	Investor, Admiral
·	Precious Metals Fund	Investor
·	Health Care Fund	Investor, Admiral
·	Dividend Growth Fund	Investor
·	REIT Index Fund	Investor, Admiral, Institutional, ETF
·	Dividend Appreciation Index Fund	Investor, Admiral, ETF

Vanguard STAR Funds
·	LifeStrategy Conservative Growth Fund	Investor
·	LifeStrategy Growth Fund	Investor
·	LifeStrategy Income Fund	Investor
·	LifeStrategy Moderate Growth Fund	Investor
·	STAR Fund	Investor
·	Total International Stock Index Fund	Investor, Admiral, Institutional,
Institutional Plus, Institutional Select,
ETF
Vanguard Tax-Managed Funds
·	Tax-Managed Balanced Fund	Admiral
·	Tax-Managed Capital Appreciation Fund	Admiral, Institutional
·	Developed Markets Index Fund	Investor, Admiral, Institutional,
Institutional Plus
	FTSE Developed Markets ETF	ETF
·	Tax-Managed Small-Cap Fund	Admiral, Institutional

85097, v0.62 5

Vanguard Fund		Share Classes Authorized

Vanguard Trustees’ Equity Fund
·	International Value Fund	Investor
·	Diversified Equity Fund	Investor
·	Emerging Markets Select Stock Fund	Investor
·	Alternative Strategies Fund	Investor

Vanguard Valley Forge Funds
·	Balanced Index Fund	Investor, Admiral, Institutional
·	Managed Payout Fund	Investor

Vanguard Variable Insurance Funds
·	Balanced Portfolio	Investor
·	Conservative Allocation Portfolio	Investor
·	Diversified Value Portfolio	Investor
·	Equity Income Portfolio	Investor
·	Equity Index Portfolio	Investor
·	Growth Portfolio	Investor
·	Total Bond Market Index Portfolio	Investor
·	High Yield Bond Portfolio	Investor
·	International Portfolio	Investor
·	Mid-Cap Index Portfolio	Investor
·	Moderate Allocation Portfolio	Investor
·	Money Market Portfolio	Investor
·	REIT Index Portfolio	Investor
·	Short-Term Investment Grade Portfolio	Investor
·	Small Company Growth Portfolio	Investor
·	Capital Growth Portfolio	Investor
·	Total Stock Market Index Portfolio	Investor

Vanguard Wellesley Income Fund		Investor, Admiral

Vanguard Wellington Fund		Investor, Admiral

Vanguard Whitehall Funds
·	Selected Value Fund	Investor
·	Mid-Cap Growth Fund	Investor
·	International Explorer Fund	Investor
·	High Dividend Yield Index Fund	Investor, ETF
·	Emerging Markets Government
	Bond Index Fund	Investor, Admiral, Institutional, ETF
·	Vanguard Global Minimum Volatility Fund	Investor, Admiral
·	International Dividend Appreciation Index Fund	Investor, Admiral, ETF
·	International High Dividend Yield Index Fund	Investor, Admiral, ETF

Vanguard Windsor Funds
·	Windsor Fund	Investor, Admiral
·	Windsor II	Investor, Admiral

85097, v0.62 6

Vanguard Fund		Share Classes Authorized

Vanguard World Fund
·	Extended Duration Treasury Index Fund	Institutional, Institutional Plus, ETF
·	FTSE Social Index Fund	Investor, Institutional
·	International Growth Fund	Investor, Admiral
·	Mega Cap Index Fund	Institutional, ETF
·	Mega Cap Growth Index Fund	Institutional, ETF
·	Mega Cap Value Index Fund	Institutional, ETF
·	U.S. Growth Fund	Investor, Admiral
·	Consumer Discretionary Index Fund	Admiral, ETF
·	Consumer Staples Index Fund	Admiral, ETF
·	Energy Index Fund	Admiral, ETF
·	Financials Index Fund	Admiral, ETF
·	Health Care Index Fund	Admiral, ETF
·	Industrials Index Fund	Admiral, ETF
·	Information Technology Index Fund	Admiral, ETF
·	Materials Index Fund	Admiral, ETF
·	Telecommunication Services Index Fund	Admiral, ETF
·	Utilities Index Fund	Admiral, ETF

Original Board Approval: July 21, 2000
Last Updated: April 17, 2017

85097, v0.62 7

SCHEDULE B
to
VANGUARD FUNDS MULTIPLE CLASS PLAN

Vanguard has policies and procedures designed to ensure consistency and compliance with the offering of multiple classes of shares within this Multiple Class Plan’s eligibility requirements.[2] These policies are reviewed and monitored on an ongoing basis in conjunction with Vanguard’s Compliance Department.

Investor Shares - Eligibility Requirements

Investor Shares generally require a minimum initial investment and ongoing account balance of $3,000 ($50,000 for Vanguard Admiral Treasury Money Market Fund). Retail
managed clients and financial intermediary and other institutional clients may hold
Investor Shares without restriction in Funds that do not offer Admiral Shares. A
Vanguard Fund may, from time to time, establish higher or lower minimum amounts for
Investor Shares. Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors.

Admiral Shares – Eligibility Requirements

Admiral Shares generally are intended for clients who meet the required minimum initial investment and ongoing account balance of $10,000 for retail clients in index funds and
$50,000 for retail clients in actively managed funds. Retail managed clients and external financial intermediary and other institutional clients may hold Admiral Shares of both index and actively managed funds without restriction. Vanguard Funds may, from time to time, establish higher or lower minimum amounts for Admiral Shares and Vanguard reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors. Admiral Share class eligibility also is subject to the following rule:

· Certain Retirement Plans – Admiral Shares generally are not available for
SIMPLE IRAs, Vanguard Individual 401(k) Plans, and retail serviced
Individual 403(b)(7) custodial accounts held directly with Vanguard.

Institutional Shares – Eligibility Requirements

Institutional Shares generally require a minimum initial investment and ongoing account balance of $5,000,000. However, Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors. Institutional Share

[2] The eligibility of a Vanguard Fund of Funds to invest in a particular share class of an underlying
Vanguard fund is determined by Vanguard and the Board in accordance with the allocation methodology referenced in Section VI.

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class eligibility also is subject to the following special rules:

·	Individual clients. Individual clients may hold Institutional Shares by aggregating up to 3 accounts held by the same client (same tax I.D. number)
in a single Fund.

·	Financial intermediary clients. Financial intermediaries generally may hold
Institutional Shares for the benefit of their underlying clients provided that:

(1) each underlying investor individually meets the investment minimum amount described above; and
(2) the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the investment minimum amount; or
(3) a sub-accounting arrangement between Vanguard and the financial intermediary allows Vanguard to monitor compliance with the eligibility requirements established by Vanguard.

·	Institutional clients. Institutional clients, including but not limited to defined benefit and contribution plan clients, endowments, and foundations may hold
Institutional Shares if the total amount aggregated among all accounts held by such client (including accounts held through financial intermediaries) and invested in the Fund is at least $5 million (or such higher minimum required by the individual fund). Such institutional clients must disclose to Vanguard on behalf of their accounts the following: (1) that each account has a common decision-maker; and (2) the total balance in each account held by the client in the Fund.

·	Investment by Vanguard Target Retirement Collective Trust. A Vanguard
Target Retirement Trust that is a collective trust exempt from regulation under the Investment Company Act and that seeks to achieve its investment objective by investing in underlying Vanguard Funds (a “TRT”) may hold
Institutional Shares of an underlying Fund whether or not its investment meets the minimum investment threshold specified above.

·	Accumulation Period ¾Accounts funded through regular contributions (e.g.
employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Institutional Shares within a limited period of time
(generally 90 days). The accumulation period eligibility is subject to the discretion of Vanguard management.

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Institutional Plus Shares - Eligibility Requirements

Institutional Plus Shares generally require a minimum initial investment and ongoing account balance of $100,000,000. However, Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors.
Institutional Plus Share class eligibility also is subject to the following special rules:

· Individual clients. Individual clients may hold Institutional Plus Shares by aggregating up to 3 accounts held by the same client (same tax I.D. number)
in a single Fund. For purposes of this rule, Vanguard management is authorized to permit aggregation of a greater number of accounts in the case of clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts.

· Institutional clients. Institutional clients, including but not limited to defined benefit and contribution plan clients, endowments, and foundations may hold
Institutional Plus Shares if the total amount aggregated among all accounts held by such client (including accounts held through financial intermediaries)
and invested in the Fund is at least $100 million (or such higher or lower minimum required by the individual fund). Such institutional clients must disclose to Vanguard on behalf of their accounts the following: (1) that each account has a common decision-maker; and (2) the total balance in each account held by the client in the Fund.

· Financial intermediary clients. Financial intermediaries generally may hold
Institutional Plus Shares for the benefit of their underlying clients provided that:

(1) each underlying investor individually meets the investment minimum amount described above; and
(2) the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the investment minimum amount; or
(3) a sub-accounting arrangement between Vanguard and the financial intermediary allows Vanguard to monitor compliance with the eligibility requirements established by Vanguard.

· Accumulation Period - Accounts funded through regular contributions e.g.
employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Plus Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Institutional Plus Shares within a limited period of time
(generally 90 days). The accumulation period eligibility is subject to the discretion of Vanguard management.

· Asset Allocation Models - Vanguard clients with defined asset allocation models whose assets meet eligibility requirements may qualify for

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Institutional Plus Shares if such models comply with policies and procedures that have been approved by Vanguard management.

Institutional Select Shares - Eligibility Requirements

Institutional Select Shares generally require a minimum initial investment and ongoing account balance of $3,000,000,000. However, Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors.
Institutional Select Share class eligibility also is subject to the following special rules:

· Institutional clients. Institutional clients, including but not limited to defined benefit and contribution plan clients, endowments, foundations, and Section
529 college savings plans may hold Institutional Select Shares if the total amount aggregated among all accounts held by such client (including accounts held through financial intermediaries) and invested in the Fund is at least $3 billion (or such higher or lower minimum required by the individual fund).
Such institutional clients must disclose to Vanguard on behalf of their accounts the following: (1) that each account has a common decision-maker;
and (2) the total balance in each account held by the client in the Fund.

· Financial intermediary clients. Financial intermediaries generally may hold
Institutional Select Shares for the benefit of their underlying clients provided that:

(1) each underlying investor individually meets the investment minimum amount described above; and
(2) the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the investment minimum amount; or
(3) a sub-accounting arrangement between Vanguard and the financial intermediary allows Vanguard to monitor compliance with the eligibility requirements established by Vanguard.

· Accumulation Period - Accounts funded through regular contributions (e.g.
employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Select Shares upon account creation, rather than undergoing the conversion process shortly after account set-up, if Vanguard management determines that the account will become eligible for Institutional Select Shares within a limited period of time (generally 90 days). The accumulation period eligibility is subject to the discretion of Vanguard management.

· Investment by Vanguard collective investment trusts with a similar mandate.
A Vanguard collective investment trust exempt from regulation under the
Investment Company Act and that seeks to achieve its investment objective by

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investing in an underlying Fund with an index-based mandate may hold
Institutional Select Shares of an underlying Fund with a similar index-based mandate whether or not its investment meets the minimum investment threshold specified above.

ETF Shares – Eligibility Requirements

The eligibility requirements for ETF Shares will be set forth in the Fund’s Registration
Statement. To be eligible to purchase ETF Shares directly from a Fund, an investor must be (or must purchase through) an Authorized DTC Participant, as defined in Paragraph
III.D of the Multiple Class Plan. Investors purchasing ETF Shares from a Fund must purchase a minimum number of shares, known as a Creation Unit. The number of ETF
Shares in a Creation Unit may vary from Fund to Fund, and will be set forth in the relevant prospectus. The value of a Fund's Creation Unit will vary with the net asset value of the Fund’s ETF Shares, but is expected to be several million dollars. An eligible investor generally must purchase a Creation Unit by depositing a prescribed basket of securities with the Fund, rather than paying cash.

Transition Shares – Eligibility Requirements

Transition Shares will be offered only to Vanguard funds-of-funds and only by an underlying fund of a Vanguard fund-of-funds (i) that is receiving assets in kind from one or more funds-of-funds and (ii) that will “transition” those in-kind assets by selling some or all of them and using the proceeds to purchase different assets. There is no minimum investment amount for Transition Shares.

Original Board Approval: July 21, 2000
Last Approved by Board: January 29, 2016

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